MICHAEL FOODS, INC.

                       SEVERANCE PLAN EXTENSION RESOLUTION


RESOLVED, that the Severance Pay Plan for Eligible Employees of Michael Foods, Inc. and its subsidiaries (the "Severance Plan"), as approved and implemented in accordance with the directives of the Board of Directors on July 26, 1990 and extended through July 1, 1997, be hereby extended for a period of one additional year to a new Termination Date of July 1, 1998.

         Number of employees covered under the Severance Plan
            from July 1, 1996 to July 1, 1997.............................. 18

         Employees removed:
            William McGrath - Michael Foods
            Thomas Welna - Michael Foods
         Employee added:
            Mark Westphal - Papetti's Hygrade

         Number of employees covered under the Severance Plan
            from July 1, 1997 to July 1, 1998 ............................. 17